EXHIBIT 99.1

Qualigen Therapeutics Stockholders Approve All Proposals with Majority Vote; Company to Rebrand as AIxCrypto Holdings, Inc. (Nasdaq: AIXC) Following November 20 Nasdaq Ceremony and Announces Transition into AI × Web3 Strategy

●	Shareholders approved all proposals, confirming Faraday Future Intelligent Electric Inc. (“Faraday Future”) as the Company’s new majority and controlling shareholder.

●	Faraday Future will nominate a majority of board seats prior to November 20 as part of the Company’s strategic transformation.

●	The Company will host an official renaming and ticker activation ceremony at Nasdaq Headquarters in New York on November 20, adopting the new ticker symbol AIXC.

●	During the ceremony, the Company will unveil a new business model, ecosystem structure, and three-year development roadmap positioning AIxCrypto as a leading gateway to the AI × Web3 era.

●	The transition introduces cross-ecosystem enablement between the two companies.

Carlsbad, CA (November 16, 2025) — Qualigen Therapeutics, Inc. (NASDAQ: QLGN) (“Qualigen” or the “Company”) today announced the certified voting results of its Special Meeting of Stockholders. All proposals passed with majority approval.

As a result of the approved actions, Faraday Future is expected to become the Company’s majority and controlling shareholder with an estimated 55% direct equity ownership. Including affiliated stockholders such as YT Jia and Jerry Wang, this increases this amount to approximately 63%.

Faraday Future will designate the majority of the reconstituted Board of Directors. Governance restructuring will be completed ahead of the Company’s planned public renaming on November 20 to support execution of the new strategic direction.

The Company will officially adopt its new corporate name AIxCrypto Holdings, Inc. (NASDAQ: AIXC) on November 20, 2025, and will host a renaming and ticker-activation ceremony at Nasdaq in New York. During the event, the Company will also unveil its full strategic transformation plan and announce the newly structured Board of Directors, including the incoming Chairperson. As part of the ceremony, AIxCrypto will present its new business framework, ecosystem architecture, and three-year development roadmap. AIxCrypto aims to position itself as the world’s premier gateway to the emerging AI × Web3 era.

This brand evolution signifies more than a change in name — it marks a strategic shift from traditional biotechnology into a Web3-driven decentralized artificial intelligence technology platform.

The transformation is expected to establish a reciprocal strategic enablement dynamic between AIxCrypto and Faraday Future, accelerating innovation, ecosystem integration, and long-term value creation. Additional details will be presented during the November 20 event.

This renaming symbolizes a comprehensive upgrade of company identity, business model, technology strategy, and ecosystem positioning. It reflects the Company’s definitive transition into a cross-disciplinary technology enterprise focused on decentralized AI (DeAI), Web3 asset infrastructure, and intelligent trading systems.

Major Strategic Blueprint to Be Announced: Defining a New Technology and Capital Growth Curve

During the November 20 ceremony, the Company will formally introduce its new business framework, ecosystem roadmap, and three-year development strategy. AIxCrypto is committed to defining the world’s leading gateway to the AI × Web3 era. Further details will be announced to investors and global markets during the November 20 event.

“This is more than a renaming — it represents a complete evolution of company identity, technology capability, asset infrastructure, and global user ecosystem positioning,” said Jerry Wang, Co-CEO of Qualigen Therapeutics.

Approved Proposals Include:

●	Subscription Agreement Approval under Nasdaq Rules 5635(a) and 5635(b), authorizing issuance of 337,432 common shares and 39,943 Series B convertible preferred shares.
●	Approval to Exceed Nasdaq’s 19.99% Issuance Threshold under Rule 5635(d).
●	2025 Equity Incentive Plan, including evergreen provision, supporting long-term talent retention and alignment with shareholder interests.
●	Authorization to Adjourn the Meeting, if needed, for additional voting matters.

With these approvals and governance updates completed, the Company enters a new execution phase aligned with its technology, growth, and capital markets strategy as AIxCrypto.

About Qualigen Therapeutics, Inc.

Qualigen Therapeutics, Inc. (NASDAQ: QLGN) is a biotechnology company based in Carlsbad, California, specializing in the development and commercialization of innovative oncology and immunology therapies. The company is also actively expanding into crypto asset and Web3 strategies, integrating cutting-edge technology with capital market innovation to accelerate global growth and ecosystem expansion.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. The Company’s forward-looking statements are based on current beliefs and expectations of its management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding the timing of the offering. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions the Company makes that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements, or otherwise in the future, or otherwise maintain compliance with any other listing requirement of The Nasdaq Capital Market, the potential de-listing of the Company’s shares from The Nasdaq Capital Market due to its failure to comply with the Nasdaq’s continued listing requirement, or its alternatives, or otherwise in the future, and the other risks set forth in the Company’s filings with the Securities and Exchange Commission, including in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by the Company’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor & Media Contact:

Investor Relations Department

Qualigen Therapeutics, Inc.

5857 Owens Avenue, Suite 300, Carlsbad, CA 92008

Tel: +1 (760) 452-8111

Email: IR@qlgntx.com